EXHIBIT 5

July 28, 2006

O2Diesel Corporation
100 Commerce Drive
Suite 301
Newark, Delaware 19713

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to O2Diesel Corporation (the “Company”) in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the O2Diesel Corporation 2004 Stock Option Plan, as amended (the “Plan”), filed by you with the Securities and Exchange Commission covering 9,750,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issuable pursuant to the Plan.

In connection with rendering the opinions set forth in this letter, we have examined such corporate records, certificates and other documents, and made such investigation of matters of fact and law, as we have deemed necessary or appropriate for rendering the opinions hereinafter expressed.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

A.    We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B.    The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

C.    We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

O2Diesel Corporation
July 28, 2006

D.    We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

E.    We have assumed that the form of certificates representing the Common Stock to be issued pursuant to the Plan will conform with the applicable requirements of the general corporation law of the State of Delaware and the Company’s Certificate of Incorporation, as amended, and Bylaws.

F.    We express no opinion as to the effect or application of any laws or regulations other than the general corporation law of the State of Delaware and the federal laws of the United States. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 9,750,000 shares of Common Stock when issued and delivered in the manner and on the terms described in the Plan and for legal consideration of not less than $0.0001 per share, will be validly issued and will be fully paid and nonassessable.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

***********

We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the prospectus contained therein. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

O2Diesel Corporation
July 28, 2006
Page
3

Very truly yours,

Arnold & Porter LLP

By:  /s/ Kevin J. Lavin

Kevin J. Lavin, Esq.